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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference of our firm under the caption "Experts" in the Registration Statement Form S-3 and related Prospectus of Take-Two Interactive Software, Inc. for the registration of 745,303 shares of its common stock and to the incorporation by reference therein of our reports dated December 20, 2007, with respect to the consolidated financial statements of Take-Two Interactive Software, Inc. and the effectiveness of internal control over financial reporting of Take-Two Interactive Software, Inc. included in its Annual Report (Form 10-K) for the year ended October 31, 2007, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
New York, New York

March 28, 2008

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  EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM